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                                                                    EXHIBIT 15.2

The Board of Directors
Security Capital Group Incorporated

With respect to Amendment No. 3 on Form S-11 to the registration statement on Form S-4 (File No. 333-26259) of Security Capital Group Incorporated, which includes a prospectus related to Security Capital Group Incorporated and a proxy statement related to Security Capital Industrial Trust, we acknowledge our awareness of the use therein of our report dated May 2, 1997 related to our review of interim financial information of Security Capital Pacific Trust as of March 31, 1997 and for the three months ended March 31, 1997 and 1996. Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Chicago, Illinois


August 4, 1997